Exhibit 99.2
S H A R E H O L D E R L E T T E R S E C O N D Q U A R T E R 2 0 2 5
R E D W O O D T R U S T

Dear Shareholders,

Our second quarter results reflect our decision to accelerate Redwood’s strategic transition toward a more scalable and simplified operating model—an evolution we first articulated at our 2024 Investor Day.

The avenues for growth we see today across our operating platforms are unequivocally transformative—particularly amid evolving market dynamics in single-family housing, shifts in bank lending practices and potential outcomes related to the GSEs. In light of this, we took decisive steps to begin meaningfully reducing exposure to holdings that now reside outside of our core operating footprint. These include our legacy multifamily bridge loan portfolio, third-party securities portfolio, and other non-core legacy assets, the vast majority of which we have held for years. While these investments were initially aligned with our strategy and return thresholds, some are now fully valued, while others have underperformed as interest rates rose and have become a significant drag on our forward earnings. In assessing the shifts now occurring in housing finance, and the growth potential of our mortgage banking platforms – where capital allocation has grown by over $200 million in the past year and where we have generated combined GAAP returns north of 20% in each of the past four quarters – the opportunity cost of simply allowing legacy investments to naturally run off has become too great, prompting us to more proactively reposition our capital.

The decision to accelerate the wind-down of our legacy portfolio resulted in approximately $(0.79) per share of fair value and repositioning charges in the second quarter, as we moved forward with liquidations, term financings, or other resolutions for these assets. This was the primary contributing factor to a reduction in our GAAP book value per share to $7.49 at June 30, 2025, as compared to $8.39 at March 31, 2025. However, our consistent use of fair value accounting standards, as compared to cost accounting methods used by banks and other financial institutions, positions us to reflect asset values at levels aligned with current market conditions, facilitating more expeditious outcomes. We estimate the total capital ultimately harvested from these legacy investments will total $200 to $250 million by year-end 2025, and our ability to quickly redeploy that capital into our operating platforms will result in higher quality, more predictable earnings, and a simplified revenue mix.

In support of this transition, which is well underway, we recently began repurchasing our common shares, buying back 2.4 million shares since June 2025. Following today’s second quarter earnings release, we plan to become more aggressive buyers of our common shares, having recently received an increased stock repurchase authorization to $150 million from our Board of Directors. As our earnings become more driven by operating revenues and less impacted by legacy investments, we expect usage under this authorization could increase, as we currently view our shares to be attractively valued when factoring in the growth rates of our operating platforms.

And these operating platforms are swiftly increasing in scale. The well-documented retrenchment by banks in mortgage lending has enabled Redwood to meaningfully expand loan acquisition volumes and market share, even as overall housing activity remains subdued. Through our network, we have seen increased demand from our bank partners for capital-efficient solutions that address a broader segment of their loan production. To offer context, we are currently being shown over $55 billion of seasoned jumbo pool opportunities from regional banks. While some may require a modest improvement in benchmark interest rates, many are actionable now, reflecting conviction among many bank executives in the value of our partnership. Additionally, the recent re-emergence of bank M&A activity is expected to result in further portfolio dispositions, as acquirers utilizing purchase accounting are motivated to sell these portfolios.

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This Shareholder Letter contains time-sensitive information and may contain forward-looking statements. The information contained herein is only accurate as of July 29, 2025. We undertake no obligation to update or revise the information contained herein, including forward-looking statements, whether as a result of new information, future events, or otherwise. Additional detail regarding the forward-looking statements in this Shareholder Letter and the important factors that may affect our actual results in 2025 are described at the end of this Shareholder Letter under the heading “Forward-Looking Statements.”

More broadly, the prospect of transformative housing market reform or GSE privatization has the potential to create generational opportunities for us, particularly given that our core operating objectives closely resemble that of a private-sector GSE. As some may recall, Fannie Mae and Freddie Mac’s previous market share as privatized companies was substantially below where it sits today, with the GSEs still enjoying the benefit of full backing by the Federal Government under conservatorship. We expect and are prepared for the role of the private sector to expand dramatically under any form of GSE privatization, or as a result of any federal housing policy shifts aimed at reducing taxpayer exposure to housing finance. Given rapidly advancing narratives on the future of the GSEs in Washington, D.C., we remain deeply engaged with prominent regulatory and market stakeholders. Regular interactions with senior leadership at institutions such as the SEC, Treasury, FHFA, and the GSEs—as well as key presidential advisory bodies shaping housing policy—ensure our voice shapes critical housing finance discussions and positions Redwood advantageously irrespective of policy outcomes.

Turning to our second quarter operating performance, Redwood’s mortgage banking platforms continue to profitably grow amidst a complex environment. The impact of “Liberation Day” at the outset of the second quarter caused financial markets to enter a tariff-driven tailspin from which there seems to have been a temporary recovery. Yet consumer sentiment remains mixed. While certain key employment metrics remain resilient, forward indicators point to an economic slowdown, evident in decreased travel, sharply curtailed business capital expenditures, and a pronounced “buyer’s strike” within the housing market. These crosswinds—along with another looming tariff deadline—continue to generate macro uncertainty, clouding the timing of anticipated Federal Reserve interest rate reductions.

Our posture early in the second quarter was appropriately cautious, but our operating activity quickly rebounded, and we finished with sequential growth in overall mortgage banking revenues, closing with particularly strong activity in June that has sustained into the third quarter. Our mortgage banking platforms continued to deliver combined GAAP returns above 20%, reflecting a broadening operating footprint despite a sustained slowdown in overall housing market activity.

Sequoia’s on-the-run jumbo production in the second quarter was its highest since 2021. Amidst sluggish home purchase activity and in a market bereft of meaningful refinance activity, this growth highlights the significant progress we have made in expanding wallet share across both bank and non-bank loan sellers alike – momentum that carries significant upside if mortgage rates come down in future quarters. We are encouraged by the continued depth and diversification of our sourcing network, which exceeds 200 loan sellers with no significant volume concentrated with any one of these partners.

Our Aspire platform, which commenced acquiring expanded residential loan products in January, gained meaningful traction in the quarter, driven by growing lock volume sourced from an increasing number of originators. Aspire’s volume tripled compared to the prior quarter, with activity thus far in July alone already surpassing the full lock volume achieved in the second quarter. We are in the early stages of leveraging our existing Sequoia seller network to grow Aspire, as many long-time jumbo-loan partners begin insourcing direct origination of these types of products. These established relationships are now complemented by an expanding group of new seller partners who recognize Redwood’s ability to deliver innovative solutions across a variety of home lending products. Given Aspire’s current growth trajectory and relative scale, we remain confident in the platform’s significant potential.

Our business purpose lending platform, CoreVest, funded over $500 million in loans during the second quarter, marking its highest volume since mid-2022. Borrower loyalty remains strong, as evidenced by our high repeat-

customer rate during the quarter—an important indicator of stability amid signs of housing stress in select regions. Our diligent approach to credit risk, including targeted credit overlays, tightened leverage in more vulnerable markets, and enhanced structural protections, continues to support strong loan performance and deepening distribution channels. Moreover, strategic hires within our small-balance product segment have significantly contributed to CoreVest’s volumes and positioned the platform for continued prudent growth.

As our industry positions for potentially unorthodox shifts in housing policy and an evolving monetary policy narrative at the Federal Reserve, we believe the steps we have taken this quarter are clear-eyed in aligning our capital allocation strategy more directly with the significant and transformative opportunities we see ahead. Our transition towards a larger and simplified operating model includes a continued focus on strategic partners seeking to allocate capital both to the assets our platforms generate and directly to the platforms themselves. With our expansive footprint and sourcing funnel across the non-Agency housing finance sector fully established across a large network of regional and money-center banks and non-bank originators, our market relevance and ability to drive shareholder value is clear.

We greatly appreciate your support.

Christopher J. Abate	Dashiell I. Robinson	Brooke E. Carillo
Chief Executive Officer	President	Chief Financial Officer

Note to Readers
We file annual reports (on Form 10-K) and quarterly reports (on Form 10-Q) with the Securities and Exchange Commission. These filings, our Redwood Review presentation and our earnings press releases provide information about Redwood and our financial results in accordance with generally accepted accounting principles (GAAP). These documents, as well as information about our business and a glossary of terms we use in this and other publications accompanying this Shareholder Letter are available through our website, www.redwoodtrust.com. We encourage you to review these documents. Within these documents, in addition to our GAAP results, we may also present certain non-GAAP measures. When we present a non-GAAP measure, we provide a description of that measure and a reconciliation to the comparable GAAP measure within our earnings press release and within the Non-GAAP Measures section of the Endnotes to the Redwood Review, which can be found on our website, www.redwoodtrust.com, under “Financials” within the “Investor Relations” section. References herein to “Redwood,” the “company,” “we,” “us,” and “our” include Redwood Trust, Inc., and its consolidated subsidiaries. Note that because we generally round numbers in the tables to millions, except per share amounts, some numbers may not foot due to rounding. References to the “second quarter” refer to the quarter ended June 30, 2025, and references to the “first quarter” refer to the quarter ended March 31, 2025, unless otherwise specified.

Cautionary Statement; Forward-Looking Statements
This shareholder letter may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan,” "could" and similar expressions or their negative forms, or by references to strategy, plans, goals, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-K, 10-Q, and 8-K. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Statements regarding the following subjects, among others, are forward-looking by their nature: statements we make regarding Redwood's business strategy and strategic focus, statements related to our financial outlook and expectations for 2025 and future years, opportunities for our Sequoia, Aspire and CoreVest mortgage banking businesses, our expectation to generate up to $200 - 250 million of capital from legacy investments by year-end 2025, the anticipated expansion of our share repurchase activity, and the potential opportunities for our platform from housing market reform or GSE privatization. The timing and amount of stock repurchases made pursuant to the Redwood’s share repurchase authorization are at the Company’s discretion and subject to various factors, including the Company's capital position, liquidity, financial performance and alternative uses of capital, stock trading price, regulatory requirements and general market conditions. Redwood’s share repurchase authorization does not obligate the Company to acquire any specific number of shares or securities. Repurchases of shares or securities by the Company may be effected through open market purchases or privately negotiated transactions, including repurchase plans that satisfy the conditions of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Additional detail regarding the forward-looking statements in this shareholder letter and the important factors that may affect our actual results in 2025 are described in the Redwood Review under the heading “Forward-Looking Statements,” which can be found on our website, www.redwoodtrust.com, under “Financials” within the “Investor Relations” section.